INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-12939 on Form S-8 of Borg-Warner Automotive, Inc. of our report dated June 16, 1997, appearing in this annual report on Form 11-K of the Borg-Warner Automotive Air/Fluid Systems Corporation Retirement Savings Plan for the year ended December 31, 1996.




DELOITTE & TOUCHE LLP
Chicago, Illinois
June 25, 1997